OEA, INC.
                         EMPLOYEES' STOCK OPTION PLAN


                                   SECTION 1
                                 INTRODUCTION

      1.1 Establishment. OEA, Inc., a Delaware corporation, hereby establishes the OEA, Inc. Employees' Stock Option Plan (the "Plan") for certain key employees of OEA, Inc., together with its affiliated corporations, as defined in
Section 2.1(a) hereafter, are referred to as the "Company," except where the context otherwise requires.

      1.2 Purposes. The purposes of the Plan are to provide the key management employees selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of the key management employees is more closely aligned with the income of the Company's stockholders. The Plan also is designed to attract key employees and to retain and motivate participating employees by providing an opportunity for investment in the Company.


                                   SECTION 2
                                  DEFINITIONS

      2.1 Definitions. The following terms shall have the meanings set forth below:

            (a) "Affiliated Corporation" means any corporation or other entity (including, but not limited to, a partnership) which is affiliated with OEA, Inc. through stock ownership or otherwise and is treated as a common employer under the provisions of Code Sections 414(b) and (c).

            (b) "Board" means the Board of Directors of the Company.

            (c) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

            (d) "Disability" means a physical or mental condition which, in the judgment of the Company, based on medical reports or other evidence satisfactory to the Company, permanently prevents an employee from satisfactorily performing his or her usual duties for the Company or the duties of such other position or job which the Company makes available to him or her and for which such employee is qualified by reason of his or her training, education, or experience.

            (e) "Effective Date" means the effective date of the Plan, which will be the date of approval of the Plan by the Company's stockholders.


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            (f) "Eligible Employees" means (i) full-time key employees
(including, without limitation, officers and directors who are also employees of the Company) and (ii) key consultants (including, without limitation, directors who are also consultants of the Company, whether or not such consultants serve the Company on a full-time basis) of the Company or any Affiliated Corporation or any division thereof, whose judgment, initiative and efforts are, or will be, important to the successful conduct of its business. An Eligible Employee will be considered a "full-time" employee if such employee is employed by the Company on a minimum basis of thirty hours of service per week.

            (g) "Fair Market Value" means the officially quoted closing price of the Stock on the New York Stock Exchange on a particular date, or if no such prices are reported on the New York Stock Exchange, then Fair Market Value shall mean the average of the high and low sale prices for the Stock (or if no sales prices are reported, the average of the high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by a quotation system of general circulation to brokers and dealers. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. If the Stock is not publicly traded, the Fair Market Value of the Stock on any date shall be determined in good faith by the Incentive Plan Committee after such consultation with outside legal, accounting and other experts as the Incentive Plan Committee may deem advisable.

            (h) "Incentive Plan Committee" means a committee consisting of at least two members of the Board who are empowered hereunder to take actions in the administration of the Plan, which shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3. Members of the Incentive Plan Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board.

            (i) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Code Section 422.

            (j) "1934 Act" means the Securities Exchange Act of 1934, as amended.

            (k). "Non-Statutory Option" means any Option other than an Incentive Stock Option.

            (l) "Option" means a right to purchase Stock at a stated price for a specified period of time.

            (m) "Option Price" means the price at which Shares of Stock subject to an Option may be purchased, determined in accordance with Section 5.2(b).

            (n) "Option Holder" means an Eligible Employee of the Company designated by the Incentive Plan Committee from time to time during the term of the Plan to receive one or more Options under the Plan.


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            (o) "Plan Year" means each 12-month period beginning August 1 and ending the following July 31, except that for the first year of the Plan the Plan Year shall begin on the Effective Date and extend to the first July 31 following the Effective Date.

            (p) "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act or any successor rule.
            (q) "Share" or "Shares" means a share or shares of Stock.

            (r) "Stock" means the common stock of the Company.

      2.2 Gender and Number. Except where otherwise indicated by the context, the masculine gender also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

                                   SECTION 3
                              PLAN ADMINISTRATION


      3.1 Incentive Plan Committee; Powers. The Plan shall be administered by the Incentive Plan Committee. In accordance with the provisions of the Plan, the Incentive Plan Committee shall have full power and authority, in its sole discretion, to administer the Plan, including authority to interpret and construe any provision of the Plan and any Option granted hereunder, to select the Eligible Employees to whom Options will be granted, the amount of each Option, and any other terms and conditions of each Option as the Incentive Plan Committee may deem necessary or desirable and consistent with the terms of the Plan. The Incentive Plan Committee shall have full power and authority to determine the form or forms of the agreements with Option Holders, which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Option Holders with respect to Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Incentive Plan Committee in granting an Option may provide for the granting or issuance of additional, replacement or alternative Options upon the occurrence of specified events, including the exercise of the original Option.

      3.2 Interpretation. The Incentive Plan Committee may from time to time adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulation or to any change in law or regulation applicable thereto, or as it may otherwise deem proper and in the best interests of the Company. The Incentive Plan Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Incentive Plan Committee shall be liable for any action, interpretation or determination made in good faith, and all members of the Incentive Plan Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, interpretation or determination. All actions taken and all interpretations and determinations


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made by the Incentive Plan Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and on all persons. Any determination reduced in writing and signed by all of the members shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.


                                   SECTION 4
                          STOCK RESERVED FOR THE PLAN

      4.1 Number of Shares. 600,000 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan. Shares which may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available under the Plan. The 600,000 Shares reserved for issuance under the Plan may be either authorized and unissued or held in the treasury of the Company.

      4.2 Unused and Forfeited Stock. Any Shares that are subject to an Option under this Plan which are not used because the terms and conditions of the Option are not met, including any Shares that are subject to an Option which expires or is terminated for any reason, any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised, and any Shares retained by the Company pursuant to Section 12.2 automatically shall become available for use under the Plan.

      4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares of Stock, or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Incentive Plan Committee shall, in its sole discretion and in such manner as the Incentive Plan Committee may deem equitable and appropriate, make such adjustments to any or all of (i) the number and kind of Shares which thereafter may be made subject to the benefits contemplated by the Plan, (ii) the number and kind of Shares subject to outstanding Options, and (iii) the purchase or exercise price with respect to any of the foregoing, provided, however, that the number of Shares subject to any Option shall always be a whole number. The Incentive Plan Committee may, if deemed appropriate, provide for a cash payment to any Option Holder of an Option in connection with any adjustment made pursuant to this Section.

      4.4 General Adjustment Rules. If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Option, the Company shall, in lieu of issuing such fractional Share, pay to the Option Holder a cash sum in an amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share otherwise would have been issued.


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                                   SECTION 5
                                 STOCK OPTIONS

      5.1 Grant of Options. An Eligible Employee may be granted one or more Options. The Incentive Plan Committee, in its sole discretion, shall designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Option. The Incentive Plan Committee may grant both an Incentive Stock Option and a Non-Statutory Option to the same Eligible Employee at the same time or at different times. Incentive Stock Options and Non-Statutory Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

      5.2 Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement which shall be entered into by the Company and the Option Holder, and which shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Incentive Plan Committee may consider appropriate in each case. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern. Any such agreement may be supplemented or amended from time to time as approved by the Incentive Plan Committee as contemplated herein.

            (a) Number of Shares. Each stock option agreement shall state that it covers a specified number of Shares, as determined by the Incentive Plan Committee. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the time an Option is granted.

            (b) Price. The price at which each Share covered by an Option may be purchased shall be determined by the Incentive Plan Committee and set forth in the stock option agreement. In no event shall the Option Price for each Share covered by an Incentive Stock Option be less than the Fair Market Value of the Stock on the date the Option is granted. The Option Price for each Share covered by an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the date the Option is granted. The Option Price for each Share covered by a Non-Statutory Option may be granted at any price less than Fair Market Value, in the sole discretion of the Incentive Plan Committee.

            (c) Duration of Options. Each stock option agreement shall state the period of time, determined by the Incentive Plan Committee, within which the Option may be exercised by the


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Option Holder (the "Option Period"). The Option Period must expire, in all cases, not more than ten years from the date an Option is granted; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company must expire not more than five years from the date such Option is granted. Notwithstanding any other provision of the Plan, any Option Holder who is subject to Section 16 of the 1934 Act may not exercise any portion of an Option during the first six months following the grant of such Option, except that this limitation shall not apply in the event of the Option Holder's death or Disability during such six-month period.

            (d) Termination of Employment, Death, Disability, Etc. Except as otherwise determined by the Incentive Plan Committee, each stock option agreement shall provide as follows with respect to the exercise of the Option upon termination of the employment or the death of the Option Holder:

                  (i) If the employment of the Option Holder is terminated within the Option Period for cause, as determined by the Company, the Option thereafter shall be void for all purposes. As used in this section, "cause" shall mean an act of fraud or dishonesty, moral turpitude and a gross violation, as determined by the Company, of the Company's established policies and procedures. The effect of this section shall be limited to determining the consequences of a termination, and nothing in this section shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

                  (ii) If the Option Holder dies, or if the Option Holder becomes Disabled during the Option Period while still employed, or within the three-month period referred to in (iii) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within twelve months following the Option Holder's death or Disability, but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death or Disability.

                  (iii) If the employment of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than cause, Disability, or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination of employment.

            (e) Transferability. Each stock option agreement shall provide that the Option granted therein is not transferable by the Option Holder except by will or pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order, and that such Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative.


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

            (f)   Exercise, Payments, Etc.

                  (i) Each stock option agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company of written notice specifying the particular Option (or portion thereof) which is being exercised, the number of Shares with respect to which such Option is exercised and including payment of the Option Price. Such notice shall be in a form satisfactory to the Incentive Plan Committee. An Option for the purchase of Shares granted hereunder may be exercised either in whole at any time, or from time to time in part in lots of 25 Shares or multiples thereof or, in the event any balance as to which the Option remains unexercised shall be less than 25 Shares, in a lot equal to such balance. The exercise of the Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company of the Option Price. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder.


                  (ii) The method or methods of payment of the Option Price for the Shares to be purchased upon exercise of an Option shall be determined by the Incentive Plan Committee and may consist of (i) cash, (ii) cashier's check payable to the order of the Company, (iii) certificates representing whole Shares of Stock already owned by the Option Holder, the Fair Market Value of which equals at least the Option Price of the Stock to be purchased pursuant to the Option; provided however, that Shares used for this purpose must have been held by the Option Holder for such minimum period of time as may be established from time to time by the Incentive Plan Committee, (iv) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of Shares under applicable state law. The Fair Market Value of any Shares delivered in payment of the Option Price shall be the Fair Market Value as of the exercise date and the exercise date shall be the date of delivery of such Stock used as payment of the Option Price.

            (g) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Incentive Plan Committee.

      5.3 Stockholder Privileges. Prior to the exercise of the Option and the transfer of Shares to the Option Holder, an Option Holder shall have no rights as a stockholder with respect to any Shares subject to any Option granted to such person under this Plan, and until the Option Holder becomes the holder of record of such Stock, no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Section 4.


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                                   SECTION 6
                               CHANGE IN CONTROL

      6.1 Change in Control. In the event of a change in control of the Company, as defined in Section 6.2, notwithstanding any contrary vesting schedule, unless the applicable stock option agreement provides otherwise, each outstanding Option shall become exercisable in full in respect of the aggregate number of Shares covered thereby, upon the occurrence of the events described in clause
(a) and (b) of Section 6.2 or immediately prior to the consummation of the events described in clause (c) of Section 6.2, and the Incentive Plan Committee, in its sole discretion, without obtaining stockholder approval, to the extent permitted in Section 11, may take any or all of the following actions: (a) grant a cash bonus award to any Option Holder in an amount necessary to pay the Option Price of all or any portion of the Options then held by such Option Holder; (b) pay cash to any or all Option Holders in exchange for the cancellation of their outstanding Options in an amount equal to the difference between the Option Price of such Options and the greater of the tender offer price for the underlying Stock or the Fair Market Value of the Stock on the date of the cancellation of the Options; and (c) make any other adjustments or amendments to the outstanding Options. Notwithstanding the foregoing, unless otherwise provided in the applicable stock option agreement, Incentive Plan Committee may, in its discretion, determine that any or all outstanding Options granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an event described in clause (c) of Section 6.2 and/or will not terminate if not exercised prior to consummation of such event, if the Board or the surviving or acquiring corporation, as the case may be, shall have taken, or made effective provision for the taking of, such action as in the opinion of the Incentive Plan Committee is equitable and appropriate to substitute a new Option for such Option or to assume such Option and in order to make such new or assumed Option, as nearly as may be practicable, equivalent to the old Option (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Stock may be changed, converted or exchanged in connection with such event.

      6.2 Definition. A "change in control" shall be deemed to have occurred if
(a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 33-1/3% of the then outstanding voting stock of the Company; or (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into


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voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      6.3 Golden Parachute Payments. If the provisions of this Section would result in the receipt by any Option Holder of a payment within the meaning of Code Section 280G and the regulations thereunder and if the receipt of such payment would result in the imposition of any excise tax under Code Sections 280G and 4999, then the amount of such payment will be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Incentive Plan Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Option Holder. In such event, the Company will have no obligation or liability with respect to the Option Holder for the amount of any excise tax imposed on the Option Holder under Code Sections 280G and 4999.


                                   SECTION 7
                    RIGHTS OF EMPLOYEES AND OPTION HOLDERS

      7.1 Employment. Nothing contained in the Plan or in any Option shall confer upon any Eligible Employee any right with respect to the continuation of his or her employment by the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of such Employee from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Incentive Plan Committee at the time.

      7.2 Nontransferability. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event or an Option Holder's death, an Option Holder's rights and interests in Options shall, to the extent provided in Section 5, be transferable by testamentary will or the laws of decent and distribution or pursuant to a qualified domestic relations order. In the opinion of the Incentive Plan Committee, if an Option Holder is disabled from caring for his affairs because of mental condition, physical condition or age, such Option Holder's Options shall be exercised by such person's guardian, conservator or other legal personal representative upon furnishing the Incentive Plan Committee with evidence satisfactory to the Incentive Plan Committee of such status.


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                                   SECTION 8
                             GENERAL RESTRICTIONS

      8.1 Investment Representations. The Company may require any Option Holder, as a condition of exercising such Option or receiving Stock under the Option, to give written assurances, in the substance and form satisfactory to the Company and its counsel, to the effect that such person is acquiring the Stock subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

      8.2 Compliance with Securities Laws. Each Option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Incentive Plan Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

      8.3 Stock Restriction Agreement. The Incentive Plan Committee may provide that Shares of Stock issuable upon the exercise of an Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such Shares or a right or obligation to repurchase all or a portion of such Shares, which restrictions may survive a Option Holder's term of employment with the Company.


                                   SECTION 9
                            OTHER EMPLOYEE BENEFITS

      The amount of any compensation deemed to be received by an Option Holder as a result of the exercise of an Option shall not constitute "earnings" with respect to which any other employee benefits of such Option Holder are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.


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                                  SECTION 10
                 PLAN AMENDMENT, MODIFICATION AND TERMINATION

      The Board may at any time terminate, and from time-to-time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval otherwise is necessary or desirable.

      No amendment, modification or termination of the Plan shall in any manner adversely affect any Options theretofore granted under the Plan, without the consent of the Option Holder holding such Options.


                                  SECTION 11
                                  WITHHOLDING

      11.1 Withholding Requirement. The Company's obligations to deliver Shares upon the exercise of an Option shall be subject to the Option Holder's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

      11.2 Withholding With Stock. At the time an Option is exercised by the Option Holder, the Incentive Plan Committee, in its sole discretion, may permit the Option Holder to pay all such amounts of tax withholding, or any part thereof, by transferring to the Company, or directing the Company to withhold from Shares otherwise issuable to such Option Holder, Shares having a value equal to the amount required to be withheld or such lesser amount as may be determined by the Incentive Plan Committee at such time. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined.


                                  SECTION 12
                          NONEXCLUSIVITY OF THE PLAN

      Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Affiliated Corporation now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.


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                                  SECTION 13
                              REQUIREMENTS OF LAW

      13.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

      13.2 Federal Securities Law Requirements. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Incentive Plan Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Incentive Plan Committee.

      13.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.


                                  SECTION 14
                             DURATION OF THE PLAN

      The Plan shall terminate at such time as may be determined by the Board of Directors, and no Option shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on the date that is ten years from the Effective Date of the Plan. Options outstanding at the time of the Plan termination may continue to be exercised in accordance with their terms.


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